Exhibit 99.1

                       GAMCO Reports Record Full Year 2006
     Earnings of $2.38 Per Fully Diluted Share vs. $2.10 Per Share in 2005

           - Returned $58 Million to Shareholders in 2006 -


    RYE, N.Y.--(BUSINESS WIRE)--Feb. 7, 2007--Our mission statement is to earn a superior risk-adjusted return for our clients over the long term. By doing so we will earn a return for all our stakeholders. Our clients enjoyed a great year in 2006. This investment performance was the engine for our report of record profits and earnings.

    GAMCO Investors, Inc. (GAMCO) (NYSE: GBL) reported record fourth quarter 2006 earnings of $0.86 per fully diluted share, up 28.4% from the $0.67 per fully diluted share for 2005 as restated from $0.61 initially reported prior to adjusting for a change in accounting policy related to the recognition of certain fees. Net income rose 22.1% to $24.6 million for the fourth quarter of 2006 from $20.1 million in 2005. Fourth quarter revenues were $82.5 million versus $72.5 million in 2005 and $64.8 million as initially reported. Performance fee revenues of $23.1 million for the fourth quarter 2006 increased 76.8% from $13.1 million in 2005. Total other income, net of interest expense, was $15.3 million in the fourth quarter 2006, up from $5.4 million in 2005.

    For the year ended December 31, 2006, net income was $68.8 million compared to $63.5 million in 2005 and fully diluted earnings were $2.38 per share versus $2.10 per share in 2005 as restated. Total revenues increased to $261.5 million for the year ended December 31, 2006 from $253.3 million in 2005 as restated. Incentive fees were $25.5 million for 2006 versus $15.3 million in 2005 as restated. Total other income, net of interest expense, increased to $56.9 million for the year ended December 31, 2006 from $15.6 million in 2005.

    Assets Under Management - Performance was Terrific

    Assets Under Management (AUM) were $28.1 billion as of December 31, 2006, 5.6% higher than September 30, 2006 AUM of $26.6 billion and 4.9% greater than December 31, 2005 AUM of $26.8 billion. Equity assets under management were a record $27.3 billion on December 31, 2006, 5.6% more than September 30, 2006 equity assets of $25.9 billion and 5.1% above the $26.0 billion on December 31, 2005.

    -- Our closed-end equity funds reached record AUM of $5.8 billion on December 31, 2006, up 9.0% from $5.3 billion on September 30, 2006 and 14.4% higher than the $5.1 billion on December 31, 2005.

    -- Our open-end equity fund AUM were $8.4 billion on December 31, 2006, a 6.3% gain from the $7.9 billion level on both
        September 30, 2006 and December 31, 2005.

    -- Our institutional and high net worth business had $12.6 billion in separately managed equity accounts under management on December 31, 2006, 3.5% more than the $12.2 billion on September 30, 2006, and 1.9% above the $12.4 billion on December 31, 2005.

    -- Our Investment Partnerships AUM were $491 million on December 31, 2006 versus $488 million on September 30, 2006 and $634 million on December 31, 2005.

    -- Fixed income AUM, primarily money market mutual funds, totaled $794 million on December 31, 2006, up 7.7% from the September 30, 2006 AUM of $737 million, and 3.1% lower than AUM of $819 million on December 31, 2005.

    Fourth Quarter Revenues

    Investment advisory fees for the fourth quarter 2006 were $73.3 million, a 15.6% increase over the $63.4 million in 2005 as restated:

    -- Our closed-end funds revenues surged 38.0% to $21.9 million in the fourth quarter 2006, from $15.9 million in 2005 as restated, primarily due to management fees on levered assets and increased average AUM.

    -- Open-end mutual funds revenues grew 4.6% to $20.8 million from $19.9 million in 2005, primarily due to higher average AUM from solid investment performance.

    -- Institutional and high net worth separate accounts revenues increased 11.1% to $22.3 million from $20.1 million in 2005.

    -- Investment Partnership revenues of $8.3 million were ahead of the $7.5 million in 2005 as restated, primarily due to increased incentive fees, which were partially offset by a decrease in AUM.

    Commission revenues from our institutional research affiliate, Gabelli & Company, Inc., were $3.2 million in the fourth quarter 2006, down 17.5% from the prior year's comparable period. The decrease was primarily due to a decline in trading volume.

    Mutual fund distribution fees and other income were $6.0 million for the fourth quarter 2006, an increase of $0.8 million, or 16.1%, from $5.2 million in 2005.

    Full Year Revenues

    Investment advisory fees for the full year ended December 31, 2006 were $227.0 million, an increase of $6.5 million versus $220.5 million in 2005 as restated:

    -- Revenues from our closed-end funds increased 23.7% to a record $53.6 million for the full year ended December 31, 2006, up from $43.4 million in 2005 as restated primarily due to the management fees earned on levered assets and higher average AUM.

    -- Open-end mutual funds revenues were $80.7 million, up 1.0% from $79.9 million in 2005.

    -- Institutional and high net worth separate accounts revenues decreased 2.1% to $80.7 million from 2005.

    -- Investment Partnership revenues were $12.0 million, a decrease from $14.8 million in 2005 as restated primarily due to a decrease in AUM, which was partially offset by higher performance fees.

    Commission revenues from our institutional research affiliate, Gabelli & Company, Inc., were $12.2 million for the full year ended December 31, 2006, level with the prior year amount.

    Mutual fund distribution fees and other income were $22.3 million for the full year ended December 31, 2006, an increase of 7.7% from $20.7 million in 2005. The increase was primarily due to higher distribution fees of $20.6 million for 2006 versus $19.4 million for the prior year, principally as a result of an increase in average AUM due to our increased wholesaling of funds sold through unaffiliated broker dealers.

    Operating Margin

    The operating margin before management fee was 43.6% for the fourth quarter 2006 versus 42.6% in the prior year before a prepayment of $3.7 million in net distribution expenses and the funding of the Graham & Dodd, Murray, Greenwald Prize for Value Investing.

    For the full year ended December 31, 2006, the operating margin before management fee was 38.7% versus 38.8% in the prior year. The operating margin in 2006 is before the inclusion of an $11.9 million litigation reserve taken during the second quarter 2006 and other charges in the fourth quarter as described.

    Other Income / Expense

    Along with our clients, we benefited from the strong equities market as our investment in our proprietary funds generated solid returns. Total other income, net of interest expense, was $15.3 million for the fourth quarter 2006 versus $5.4 million in 2005.

    Total other income, net of interest expense, rose to $56.9 million for the full year ended December 31, 2006 from $15.6 million in 2005. The increase was due to an increase of $10.9 million in interest and dividend income and $30.8 million in net gain from investments. Of the $30.8 million in net gain from investments, $13.5 million is due to the consolidation of certain partnerships and offshore funds in accordance with our adoption of FIN 46 and EITF 04-5 in 2006, as described in the notes included herein.

    Management fee increased to $4.5 million for the three months ended December 31, 2006 versus $3.6 million in 2005 and was $12.7 million for the full year ended December 31, 2006 versus $11.4 million for 2005. The increase is traceable to higher operating income before management fee, income taxes, and minority interest of $141.0 million in 2006 versus $113.8 million in 2005.

    The effective tax rate for the three months ended December 31, 2006 was approximately 37.7%, slightly above the prior year period's effective rate of 37.5%. The effective rate for the full year ended December 31, 2006 was approximately 38.6%, slightly above the prior year's effective rate of 37.5%.

    Change in Accounting Policy

    GAMCO voluntarily changed its accounting method to recognize management fee revenues on closed-end preferred shares and incentive fee revenues on investment partnerships at the end of the measurement period, effective January 1, 2006. Prior to the accounting change, GAMCO recognized these revenues during each interim reporting period. Under this method, management and incentive fee revenues recognized in prior interim periods during the measurement period were subject to possible reversal in subsequent periods during that measurement period.

    The net effect of the change in accounting policy is as follows (dollars in thousands, except for earnings per share):



                                                  2005
                                   -----------------------------------
                                     1st      2nd      3rd      4th
                                    Quarter  Quarter  Quarter  Quarter
                                   -------- -------- -------- --------
Revenue                             (1,218)     (23)  (5,528)   7,738
Operating Income Before Management
 Fee                                  (487)     (91)  (2,553)   3,372
Earnings Per Share                  ($0.01)  ($0.01)  ($0.05)   $0.06

                                                  2006
                                   -----------------------------------
                                     1st      2nd      3rd      4th
                                    Quarter  Quarter  Quarter  Quarter
                                   -------- -------- -------- --------
Revenue                             (1,291)  (1,138)    (887)   5,464
Operating Income Before Management
 Fee                                  (941)    (435)    (282)   1,424
Earnings Per Share                  ($0.02)  ($0.01)   $0.00    $0.03


    Business Highlights - Our Thirtieth Year!

    -- For 2006, the investment results for our GAMCO institutional and high net worth separate account clients averaged over 20%, exceeding the 18.8% compound annual return shown by the GAMCO composite returns since the inception of GAMCO in 1977.

    (The GAMCO composite, also started in 1977, consists of fully discretionary, tax-exempt accounts managed in our absolute return, research-driven Private Market Value (PMV) with a Catalyst(TM) investment style for at least one full quarter that meet minimum account size requirements, and does not track all assets under management. The minimum account size requirement for inclusion was $500,000 in 1985; $1.0 million in 1986; and $5.0 million in 1987 and thereafter. The performance calculations include accounts under management during the respective periods. As of 12/31/06, the GAMCO composite included 40 accounts with an aggregate market value of $4.1 billion. A complete list of composites is available upon request. No two portfolios are identical. Accounts not within this size range and type may have experienced different results.)

    -- GAM GAMCO Equity Fund was awarded Standard & Poor's AAA Rating for the third consecutive year and was one of only six S&P AAA rated funds out of the 1,028 fund Mainstream Sector Group. GAM GAMCO Equity Fund has been sub-advised by GAMCO Asset Management Inc. for London UK based Global Asset Management
        (GAM), since the fund's launch in October 1987.

    -- Our seven Closed End Funds reached a record total AUM of $5.8 billion at December 31, 2006, a 9.0% increase over September 30, 2006 AUM of $5.3 billion and a 14.4% increase over December 31, 2005 AUM of $5.1 billion. For the year ended December 31, 2006, selected Closed End Funds performed as follows:



     -- Gabelli Equity Trust provided a return of 28.4% for the year ended December 31, 2006, and average annual returns of 17.6%, 12.8%, and 12.2% for the three, five and ten year periods ended December 31, 2006, respectively. Total Net Assets(a) for the fund were approximately $2.1 billion as of December 31, 2006. In November 2006, the fund's board of directors approved the creation of The Gabelli Global Healthcare & Wellness(Rx) Trust as a spin-off of the fund. The fund will focus on health and welfare investment opportunities.

     -- Gabelli Dividend & Income Trust enjoyed a return of 22.4% for the year ended December 31, 2006, and an average annual return of 14.0% for the three year period ended December 31, 2006. Total Net Assets(a) for the fund were approximately $2.5 billion as of December 31, 2006.

     -- Gabelli Utility Trust generated a return of 29.4% for the year ended December 31, 2006, and average annual returns of 17.4%, and 12.6% for the three and five year periods ended December 31, 2006, respectively. Total Net Assets(a) for the fund were approximately $297.5 million as of December 31, 2006.

     -- Gabelli Global Multimedia Trust produced a return of 25.9% for its shareholders for the year ended December 31, 2006, and average annual returns of 13.8%, 8.2%, and 12.8% for the three, five and ten year periods ended December 31, 2006, respectively.


    --  In our open end funds:



     -- The February 2007 issue of Consumer Reports (b) lists "60
        Funds You Can Count On", and highlights two Gabelli Funds:
        Gabelli Equity Income Fund and the Gabelli Small Cap Growth
        Fund.

     -- Gabelli Asset Fund (Class AAA), in its twentieth year, generated a return of 21.8% for its shareholders for the year ended December 31, 2006, and average annual returns of 14.0%, 10.7%, and 12.8% for the three, five and ten year periods ended December 31, 2006, respectively.

     -- Our Gabelli ABC Fund, which focuses on an absolute rate of return, has completed its fourteenth calendar year with positive performance and is one of only three equity-oriented funds out of 1,476 funds according to Lipper that has had positive performance every year since 1993 when it commenced investing. This fund was up 12.0% for the year ended December 31, 2006 and 6.2%, 4.9% and 7.2% for the three, five and ten year periods ended December 31, 2006, respectively.

     -- Gabelli Equity Income Fund (Class AAA), since its inception, has earned an average annual return of 12.5% for its shareholders through December 31, 2006, and average annual returns of 19.2%, 12.7%, 11.2%, and 11.4% for the one, three, five and ten year periods ended December 31, 2006, respectively. Total Net Assets(a) for the fund were approximately $906.2 million, a new record, as of December 31, 2006.

     -- GAMCO Global Telecommunications Fund (Class AAA) generated a total return of 28.9% for the year ended December 31, 2006, and average annual returns of 17.8%, 10.5%, and 12.2% for the three, five, and ten year periods ended December 31, 2006, respectively.

     -- The GAMCO Gold Fund Fund (Class AAA), provided a total return of 32.4% for its shareholders for the year ended December 31, 2006, and average annual returns of 16.4%, 34.6%, and 9.1% for the three, five and ten year periods ended December 31, 2006, respectively.


    -- Our liquid balance sheet, coupled with an investment grade credit rating, provides access to financial markets and the flexibility to opportunistically add operating resources to our firm, repurchase our stock and consider strategic initiatives. As a result of the shelf registration in the third quarter of 2006, we have the right to issue any combination of senior and subordinate debt securities, convertible debt securities and equity securities (common and/or preferred securities) up to a total amount of $520 million, including the remaining $120 million available under our initial shelf registration filed in 2001.



     -- We added the following individuals to our management team:

     -- Terrence P. Clancy was named Chief Operating Officer of
        Gabelli & Partners, a wholly owned subsidiary of Gabelli Securities, Inc., which focuses on absolute return investment partnerships. Mr. Clancy was formerly with Citigroup Asset Management, where he served on the CAM Management Committee and as a Director and Deputy CFO, since 2004. Prior to joining CAM, Mr. Clancy was with Merrill Lynch & Company and JP Morgan & Company. Mr. Clancy is a CPA and a graduate of Notre Dame with a BBA in Accountancy.

     -- James C. Scanlon joined Gabelli Funds, LLC as Senior Vice
        President and Director of Mutual Fund Marketing and Distribution for the firm's mutual fund enterprise. Mr. Scanlon has extensive sales and marketing experience. For the past five years, he worked in the Retirement Group Sales office for Merrill Lynch, managing the Northeast/New England Territory.

     -- Wayne C. Plewniak was named Managing Director of Gabelli Fixed
        Income, joining the management team of the GAMCO Global Convertible Securities Fund. Mr. Plewniak was formerly with Lehman Brothers/Neuberger Berman where he served as a Managing Director and Senior Portfolio Manager following Neuberger's acquisition of Lipper & Company in 2002. Mr. Plewniak is a graduate of Rochester Institute of Technology and earned an MBA in Finance and International Business from Georgetown University.


    Past performance is no guarantee of future results. Other share classes are available and have different performance characteristics. The average annual returns and total returns are historical and reflect changes in share price, reinvested dividends and capital gains and are net of expenses. Investment returns and principal value of an investment will fluctuate. When shares are redeemed, they may be worth more or less than their original costs. Current performance may be lower or higher than the performance presented. Performance information as of the most recent month-end is available at www.gabelli.com. Investors should carefully consider the investment objectives, risks, charges and expenses of a fund before investing. The prospectus for a fund contains information about this and other matters and should be read carefully before investing. Call 800-GABELLI to obtain a prospectus. Equity funds involve the risk that the underlying investments may lose value. Accordingly, it is possible to lose money by investing in these funds. Funds investing in a single sector such as utilities may be subject to more volatility than funds that invest more broadly. Investing in gold stocks is considered speculative and is affected by a variety of worldwide economic, financial, and political risks. The utilities industries can be affected by government regulation, financing difficulties, supply or demand of services or fuel and natural resources conservation.

    (a) Total Net Assets are for the entire fund. For the open-end funds, the performance provided is for the respective funds' class AAA shares. Performance information on other fund share classes, which have different performance characteristics, is available on our website at www.gabelli.com.

    (b) Consumer Reports does not endorse or recommend any products or services.

    Financial Highlights

    Balance Sheet - Liquidity and Flexibility

    We ended the quarter with approximately $713.9 million in cash and investments in securities, which is net of $15.6 million of cash and investments held by our consolidated investment partnerships. This included approximately $102.0 million of our investments in The Gabelli Dividend & Income Trust, The Gabelli Global Utility & Income Trust, Westwood Holdings Group, various Gabelli and GAMCO open-end mutual funds as well as other investments classified as available for sale securities. Our debt of $231.8 million consisted of $100 million of 5.5% senior notes due May 2013, a $49.5 million 6% convertible note due August 2011, and $82.3 million of 5.22% senior notes due February 17, 2007. We had cash and investments in securities, net of debt and minority interest of $16.88 per share on December 31, 2006, compared with $16.54 per share on September 30, 2006 and $14.69 per share on December 31, 2005.

    Our primary goal is to utilize our liquid resources to opportunistically and strategically convert our investment income to operating income. While this goal is our priority, if opportunities are not present with what we consider a margin of safety, we will continue to return value to our shareholders through stock repurchases and dividends and to consider other options as well. In this regard, we returned $58 million to shareholders in 2006 through buybacks and dividends.

    Stockholders' equity was $448.0 million or $15.87 per share on December 31, 2006 compared to $418.0 million or $14.80 per share on September 30, 2006, and $424.1 million or $14.35 per share on December 31, 2005.

    Shareholder Compensation

    Dividends

    In November 2006, our Board of Directors declared our regular quarterly dividend of $0.03 per share that was paid on December 26, 2006 to all shareholders of record on December 12, 2006.

    Stock Buyback

    Shares outstanding on December 31, 2006 were 28.2 million. This is 4.4% lower than the 29.5 million shares outstanding on December 31, 2005. Fully diluted shares outstanding for the fourth quarter of 2006 were 29.2 million, 4.7% below our fully diluted shares of 30.7 million for the fourth quarter 2005.

    Through December 31, 2006, we have repurchased 4,669,658 class A common shares at an average investment of $39.45 per share since our buyback program was initiated in March 1999. In the fourth quarter of 2006, we repurchased 4,700 shares at an average investment of $37.91 per share. On November 7, 2006, the board of directors approved the repurchase of 400,000 additional shares. The total amount of shares currently available for repurchase under the program is approximately 1,047,800 shares at December 31, 2006.

    Looking Ahead

    To achieve our objectives of enhancing client returns and increasing assets under management and profitability, our business strategy targets the growth of our franchise through leveraging our corporate strengths of the Gabelli and GAMCO brands, outstanding long-term investment performance, extensive client base, diverse product offerings and experienced portfolio, research and client service professionals.

    We are meeting our risk adjusted return criteria as well as launching new products, widening our geographic territories and adding to our portfolio and research teams in order to identify new investment opportunities. We are expanding our marketing and client servicing capabilities to enhance our strong positions in many of the markets we serve.

    We are confident that our commitment to adding value to clients with our focus on providing superior long-term, absolute performance through our Private Market Value (PMV) with a Catalyst(TM) fundamental research and stock selection process will continue to generate above market returns.

    We are competitively positioned to achieve our goals and look forward to the challenge of creating wealth for our clients and for our shareholders in today's ever-changing financial markets.

    NOTES ON NON-GAAP FINANCIAL MEASURES AND CHANGE IN ACCOUNTING
METHOD

    A. Cash and investments as adjusted have been computed as follows:
(in millions)



                                                   12/31/05  12/31/06
                                                   --------- ---------
Cash and cash equivalents                            $170.7    $130.7
Investments (marketable securities)                   412.0     463.4
                                                   --------- ---------
Total cash and investments (marketable securities)    582.7     594.1
Net amounts receivable/(payable) from/to brokers        8.5      33.4
                                                   --------- ---------
Adjusted cash and investments (marketable
 securities)                                          591.2     627.5
Investments (available for sale)                       81.2     102.0
                                                   --------- ---------
Total adjusted cash and investments                  $672.4    $729.5
                                                   ========= =========


    We believe adjusted cash and investments is a more useful measure of the company's liquidity for analytical purposes.

    Net amounts receivable/(payable) from/to brokers reflects cash and cash equivalents held with brokers and cash payable for securities purchased and recorded on a trade date basis for which settlement occurs subsequent to period end.

    B. Operating income before management fee expense is used by management for purposes of evaluating its business operations. We believe this measure is useful in illustrating the operating results of the Company as management fee expense is based on pre-tax income and includes non-operating items including investment gains and losses from the company's proprietary investment portfolio and interest expense. The reconciliation of operating income before management fee expense to operating income is provided in Table IV.

    Beginning January 1, 2006, the provisions of FASB Interpretation No. 46R ("FIN 46R") and Emerging Issue Task Force 04-5 ("EITF 04-5") require consolidation of the majority of our investment partnerships and offshore funds managed by our subsidiaries into our consolidated financial statements. However, since we amended the agreements of certain investment partnerships and an offshore fund on March 31, 2006, FIN46R and EITF 04-5 only required us to consolidate these entities on our income statement for the first quarter 2006, we were not required to consolidate these entities on our balance sheet at March 31, 2006. In addition, these partnerships and offshore funds, for which the agreements were amended, are not required to be consolidated within our statement of income or on our balance sheet in future periods. However, for the year ended December 31, 2006 consolidation of these entities does affect the classification of income between operating and other income.

    Certain of our investments in partnerships and offshore funds will continue to be consolidated as long as we have a direct or indirect controlling financial interest.

    GAMCO voluntarily changed its accounting method to recognize management fee revenues on closed-end preferred shares at the end of the measurement period, effective January 1, 2006. Unlike most money management firms, GAMCO does not charge fees on leverage in its closed-end funds unless the total return to the common shareholders (of the closed-end fund at year-end) exceeds the dividend rate of the preferred shares. In 2005, GAMCO had recognized these revenues during each interim reporting period if and when the total return to common shareholders of the closed-end fund exceeded the dividend rate of the preferred shares. In addition, GAMCO previously recognized incentive fee revenues on investment partnerships during each interim reporting period. Under this method, management and incentive fee revenues recognized in prior interim periods during the measurement period were subject to possible reversal in subsequent periods during that measurement period.

    The net effect of the change in accounting policy is as follows (dollars in thousands, except for earnings per share):



                                                  2005
                                   -----------------------------------
                                     1st      2nd      3rd      4th
                                    Quarter  Quarter  Quarter  Quarter
                                   -------- -------- -------- --------
Revenue                             (1,218)     (23)  (5,528)   7,738
Operating Income Before Management
 Fee                                  (487)     (91)  (2,553)   3,372
Earnings Per Share                  ($0.01)  ($0.01)  ($0.05)   $0.06

                                                  2006
                                   -----------------------------------
                                     1st      2nd      3rd      4th
                                    Quarter  Quarter  Quarter  Quarter
                                   -------- -------- -------- --------
Revenue                             (1,291)  (1,138)    (887)   5,464
Operating Income Before Management
 Fee                                   941     (435)    (282)   1,424
Earnings Per Share                  ($0.02)  ($0.01)   $0.00    $0.03


    After considering the guidance provided in EITF D-96, "Accounting for Management Fees Based on Formula", GAMCO believes that the preferable method of accounting is to recognize management fee revenues on closed-end preferred shares and incentive fees on investment partnerships at the end of the measurement period. This method results in revenue recognition only when the measurement period has been completed and when the management fees and incentive fees have been earned. This eliminates the possibility of revenues that have been recognized in interim measurement periods subsequently being reversed in later periods during a fiscal year.

    Under SFAS No. 154, which GAMCO adopted on January 1, 2006, a voluntary change in accounting principle requires retrospective application to each period presented as if the different accounting principle had always been used and requires an adjustment at the beginning of the first period presented for the cumulative effect of the change to the new accounting principle. Therefore, this change in accounting principle resulted in a reduction of revenues of approximately $1.2 million in the first quarter of 2005, approximately $23,000 in the second quarter of 2005, $5.5 million in the third quarter of 2005 and an increase in revenues of $7.7 million in the fourth quarter of 2005.

    SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

    Our disclosure and analysis in this press release contain some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations. We also direct your attention to any more specific discussions of risk contained in our Form 10-K and other public filings. We are providing these statements as permitted by the Private Litigation Reform Act of 1995. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.

    What are FIN46R and EITF 04-5?

    In January 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46, "Consolidation of Variable Interest Entities" which was subsequently revised in December 2003 by FASB Interpretation No. 46(R) ("FIN46R"). FIN46R provides new criteria for determining whether or not consolidation accounting is required for activities which prior to FIN46R were off-balance sheet activities conducted through certain types of entities.

    In June 2005, the FASB ratified the consensus EITF 04-5, "Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights", which provides guidance in determining whether a general partner controls a limited partnership. The provisions of EITF 04-5 are not applicable to limited partnerships or similar entities accounted for as Variable Interest Entities ("VIEs") pursuant to FIN46R.

    How do FIN46R and EITF 04-5 apply to GBL?

    We have reviewed the provisions of FIN46R and EITF 04-5 and beginning January 1, 2006 consolidated the majority of our investment partnerships and offshore funds that are managed by our subsidiaries and are not determined to be VIEs. We amended the agreements of certain investment partnerships and an offshore fund on March 31, 2006. Accordingly, these partnerships were not consolidated at March 31, 2006. The results of operations of these entities are consolidated in the statement of income for the year ended December 31, 2006 for the first quarter 2006, which represents the period from the effective date of EITF 04-5 through the date the partnerships and offshore fund agreements were amended. Furthermore, these partnerships and offshore funds, for which the agreements were amended, will not be consolidated within our statement of income or on our statement of financial condition in future periods as long as we continue to not have any direct or indirect controlling financial interest.

    In addition, we have consolidated five investment partnerships and two offshore funds in which we have a direct or indirect controlling financial interest. These entities will continue to be consolidated in future periods as long as we continue to maintain a direct or indirect controlling financial interest.

    The company reported Assets Under Management as follows:



Table I:                                  Assets Under Management
                                                  (millions)
                                       -------------------------------

                                           December 31
                                       -------------------      %
                                         2005      2006    Inc. (Dec.)
                                       --------- --------- -----------
Mutual Funds:
   Equities
      Open-end                           $7,888    $8,389         6.4%
      Closed-end                          5,075     5,806        14.4
   Fixed Income                             735       744         1.2
                                       --------- ---------
Total Mutual Funds                       13,698    14,939         9.1
                                       --------- ---------
Institutional & High Net Worth Separate
 Accounts:
   Equities: direct                       9,550    10,282         7.7
        "    sub-advisory                 2,832     2,340       (17.4)
   Fixed Income                              84        50       (40.5)
                                       --------- ---------
Total Institutional & High Net Worth
 Separate Accounts                       12,466    12,672         1.7
                                       --------- ---------
Investment Partnerships                     634       491       (22.6)
                                       --------- ---------
Total Assets Under Management           $26,798   $28,102         4.9
                                       ========= =========

   Equities                              25,979    27,308         5.1
   Fixed Income                             819       794        (3.1)
                                       --------- ---------
Total Assets Under Management           $26,798   $28,102         4.9
                                       ========= =========




Table II:                     Assets Under Management (millions)
                         ---------------------------------------------


                          12/05    3/06     6/06     9/06     12/06
                         -------- -------- -------- -------- --------
Mutual Funds
   Open-end              $ 7,888  $ 8,176  $ 7,796  $ 7,854  $ 8,389
   Closed-end              5,075    5,284    5,258    5,327    5,806
   Fixed income              735      807      863      683      744
                         -------- -------- -------- -------- --------
Total Mutual Funds        13,698   14,267   13,917   13,864   14,939
                         -------- -------- -------- -------- --------
Institutional & HNW
 Separate Accounts:
   Equities: direct        9,550    9,853    9,520    9,470   10,282
      "      sub-advisory  2,832    2,786    2,750    2,725    2,340
   Fixed Income               84       59       55       54       50
                         -------- -------- -------- -------- --------
Total Institutional & HNW
 Separate Accounts        12,466   12,698   12,325   12,249   12,672
                         -------- -------- -------- -------- --------

Investment Partnerships      634      681      536      488      491
                         -------- -------- -------- -------- --------
Total Assets Under
 Management              $26,798  $27,646  $26,778  $26,601  $28,102
                         ======== ======== ======== ======== ========

                                 % Increase/(decrease)
                                9/06               12/05
                         ------------------- ------------------
Mutual Funds
   Open-end                     6.8%                6.4%
   Closed-end                   9.0                14.4
   Fixed income                 8.9                 1.2
Total Mutual Funds              7.8                 9.1
Institutional & HNW
 Separate Accounts:
   Equities: direct             8.6                 7.7
      "      sub-advisory      (14.1)              (17.4)
   Fixed Income                 (7.4)              (40.5)
Total Institutional & HNW
 Separate Accounts              3.5                 1.7

Investment Partnerships         0.6                (22.6)
Total Assets Under
 Management                     5.6                 4.9




Table III:                 Fund Flows - 4th Quarter 2006 (millions)
                        ----------------------------------------------

                        September               Market      December
                            30,    Net Cash Appreciation /      31,
                           2006      Flows   (Depreciation)    2006
                        ---------- -------- --------------- ----------
Mutual Funds:
    Equities              $13,181     ($78)         $1,092    $14,195
    Fixed Income              683       64              (3)       744
                        ---------- -------- --------------- ----------
Total Mutual Funds         13,864      (14)          1,089     14,939
                        ---------- -------- --------------- ----------
Institutional & HNW
 Separate Accounts
    Equities: direct        9,470     (101)            913     10,282
     "     sub-advisory     2,725     (602)            217      2,340
    Fixed Income               54       (5)              1         50
                        ---------- -------- --------------- ----------
Total Institutional &
 HNW Separate Accounts     12,249     (708)          1,131     12,672
                        ---------- -------- --------------- ----------

Investment Partnerships       488      (11)             14        491
                        ---------- -------- --------------- ----------
Total Assets Under
 Management               $26,601    ($733)         $2,234    $28,102
                        ========== ======== =============== ==========




Table IV
                         GAMCO INVESTORS, INC
        UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF INCOME
            (dollars in thousands, except per share data)

                             For the Fourth Quarter
                                      Ended
                                  December 31,
                                      2005
                             -----------------------           % Inc.
                              Reported    Restated    2006     (Dec.)
                                                     -------- --------

Revenues                        $64,757     $72,495  $82,526     13.8%
Expenses                         37,264      41,631   51,745     24.3
                             ----------- ----------- --------

Operating income before
 management fee                  27,493      30,864   30,781     (0.3)

Investment income                 8,631       8,631   18,938    119.4
Interest expense                 (3,280)     (3,280)  (3,589)     9.4
                             ----------- ----------- --------
Other income (expense), net       5,351       5,351   15,349    186.8
                             ----------- ----------- --------

Income before management fee,
 income taxes and minority
 interest                        32,844      36,215   46,130     27.4
   Management fee                 3,284       3,621    4,537
                             ----------- ----------- --------
Income before income taxes
 and minority interest           29,560      32,594   41,593
   Income taxes                  11,085      12,222   15,680
   Minority interest                169         232    1,312
                             ----------- ----------- --------
Net income                      $18,306     $20,140  $24,601     22.1
                             =========== =========== ========

Net income per share:
Basic                             $0.62       $0.68    $0.87     28.2
                             =========== =========== ========

Diluted                           $0.61       $0.67    $0.86     28.2
                             =========== =========== ========

Weighted average shares
 outstanding:
 Basic                           29,643      29,643   28,240     (4.7)
                             =========== =========== ========

 Diluted                         30,652      30,652   29,208     (4.7)
                             =========== =========== ========

Reconciliation of Non-GAAP
 Financial Measures to GAAP:
Operating income before
 management fee                 $27,493     $30,864  $30,781     (0.3)
Deduct: management fee            3,284       3,621    4,537
                             ----------- ----------- --------
Operating income                $24,209     $27,243  $26,244     (3.7)
                             ----------- ----------- --------
Operating margin before
 management fee                    42.5%       42.6%    37.3%
                             ----------- ----------- --------
Operating margin after
 management fee                    37.4%       37.6%    31.8%
                             ----------- ----------- --------


    As restated for the change in accounting method to recognize management fee revenues on closed-end preferred shares and incentive fee revenues on investment partnerships at the end of the measurement period, effective January 1, 2006.



Table IV
                         GAMCO INVESTORS, INC
                   UNAUDITED CONSOLIDATED CONDENSED
                         STATEMENTS OF INCOME
            (dollars in thousands, except per share data)

                               For the Year Ended
                                  December 31,
                                      2005
                             -----------------------           % Inc.
                              Reported    Restated     2006    (Dec.)
                                                     --------- -------

Revenues                       $252,363    $253,332  $261,463     3.2%
Expenses                        154,415     155,143   177,339    14.3
                             ----------- ----------- ---------

Operating income before
 management fee                  97,948      98,189    84,124   (14.3)

Investment income                29,395      29,395    71,119   141.9
Interest expense                (13,782)    (13,782)  (14,226)    3.2
                             ----------- ----------- ---------
Other income (expense), net      15,613      15,613    56,893   264.4
                             ----------- ----------- ---------

Income before management fee,
 income taxes and minority
 interest                       113,561     113,802   141,017    23.9
   Management fee                11,356      11,380    12,690
                             ----------- ----------- ---------
Income before income taxes
 and minority interest          102,205     102,422   128,327
   Income taxes                  38,327      38,408    49,406
   Minority interest                487         498    10,095
                             ----------- ----------- ---------
Net income                      $63,391     $63,516   $68,826     8.4
                             =========== =========== =========

Net income per share:
Basic                             $2.13       $2.13     $2.41    13.2
                             =========== =========== =========

Diluted                           $2.09       $2.10     $2.38    13.7
                             =========== =========== =========

Weighted average shares
 outstanding:
 Basic                           29,805      29,805    28,542    (4.2)
                             =========== =========== =========

 Diluted                         31,155      31,155    29,525    (5.2)
                             =========== =========== =========

Reconciliation of Non-GAAP
 Financial Measures to GAAP:
Operating income before
 management fee                 $97,948     $98,189   $84,124   (14.3)
Deduct: management fee           11,356      11,380    12,690
                             ----------- ----------- ---------
Operating income                $86,592     $86,809   $71,434   (17.7)
                             ----------- ----------- ---------
Operating margin before
 management fee                    38.8%       38.8%     32.2%
                             ----------- ----------- ---------
Operating margin after
 management fee                    34.3%       34.3%     27.3%
                             ----------- ----------- ---------


    As restated for the change in accounting method to recognize management fee revenues on closed-end preferred shares and incentive fee revenues on investment partnerships at the end of the measurement period, effective January 1, 2006.



Table V
                         GAMCO INVESTORS, INC
   UNAUDITED QUARTERLY CONSOLIDATED CONDENSED STATEMENTS OF INCOME
            (dollars in thousands, except per share data)


                                      2005 (As Restated)*
                         ---------------------------------------------
                           1st      2nd      3rd      4th
                         Quarter  Quarter  Quarter  Quarter    Total
                         -------- -------- -------- -------- ---------
Income Statement Data:

Revenues                 $60,313  $59,818  $60,706  $72,495  $253,332

Expenses                  38,391   37,956   37,166   41,630   155,143
                         -------- -------- -------- -------- ---------

Operating income before
 management fee           21,922   21,862   23,540   30,865    98,189


Investment income          4,067    4,544   12,153    8,631    29,395
Interest expense          (3,929)  (3,275)  (3,298)  (3,280)  (13,782)
                         -------- -------- -------- -------- ---------
Other income (expense),
 net                         138    1,269    8,855    5,351    15,613
                         -------- -------- -------- -------- ---------

Income before management
 fee, income taxes and
 minority interest        22,060   23,131   32,395   36,216   113,802

Management fee             2,206    2,313    3,240    3,621    11,380
                         -------- -------- -------- -------- ---------

Income before income
 taxes and minority
 interest                 19,854   20,818   29,155   32,595   102,422

Income taxes               7,445    7,808   10,933   12,222    38,408
Minority interest            (20)     110      176      232       498
                         -------- -------- -------- -------- ---------

Net income               $12,429  $12,900  $18,046  $20,141   $63,516
                         ======== ======== ======== ======== =========

Net income per share:
    Basic                  $0.42    $0.43    $0.60    $0.68     $2.13
                         ======== ======== ======== ======== =========

    Diluted                $0.41    $0.42    $0.59    $0.67     $2.10
                         ======== ======== ======== ======== =========

Weighted average shares
 outstanding:
    Basic                 29,560   30,079   29,935   29,643    29,805
                         ======== ======== ======== ======== =========

    Diluted               31,684   31,211   31,079   30,652    31,155
                         ======== ======== ======== ======== =========

Reconciliation of Non-
 GAAP Financial Measures
 to GAAP:
Operating income before
 management fee          $21,922  $21,862  $23,540  $30,865   $98,189
Deduct: management fee     2,206    2,313    3,240    3,621    11,380
                         -------- -------- -------- -------- ---------
Operating income         $19,716  $19,549  $20,300  $27,244   $86,809
                         -------- -------- -------- -------- ---------
Operating margin before
 management fee             36.3%    36.5%    38.8%    42.6%     38.8%
                         -------- -------- -------- -------- ---------
Operating margin after
 Management fee             32.7%    32.7%    33.4%    37.6%     34.3%
                         -------- -------- -------- -------- ---------

                                             2006
                         ---------------------------------------------
                           1st      2nd      3rd      4th
                         Quarter* Quarter* Quarter  Quarter    Total
                         -------- -------- -------- -------- ---------
Income Statement Data:

Revenues                 $59,284  $61,659  $57,994  $82,526  $261,463

Expenses                  37,883   50,963   36,748   51,745   177,339
                         -------- -------- -------- -------- ---------

Operating income before
 management fee           21,401   10,696   21,246   30,781    84,124


Investment income         29,498   10,355   12,328   18,938    71,119
Interest expense          (3,875)  (3,394)  (3,368)  (3,589)  (14,226)
                         -------- -------- -------- -------- ---------
Other income (expense),
 net                      25,623    6,961    8,960   15,349    56,893
                         -------- -------- -------- -------- ---------

Income before management
 fee, income taxes and
 minority interest        47,024   17,657   30,206   46,130   141,017

Management fee             3,367    1,760    3,026    4,537    12,690
                         -------- -------- -------- -------- ---------

Income before income
 taxes and minority
 interest                 43,657   15,897   27,180   41,593   128,327

Income taxes              16,371    7,163   10,192   15,680    49,406
Minority interest          8,586       93      104    1,312    10,095
                         -------- -------- -------- -------- ---------

Net income               $18,700   $8,641  $16,884  $24,601   $68,826
                         ======== ======== ======== ======== =========

Net income per share:
    Basic                  $0.64    $0.30    $0.60    $0.87     $2.41
                         ======== ======== ======== ======== =========

    Diluted                $0.63    $0.30    $0.59    $0.86     $2.38
                         ======== ======== ======== ======== =========

Weighted average shares
 outstanding:
    Basic                 29,180   28,507   28,254   28,240    28,542
                         ======== ======== ======== ======== =========

    Diluted               30,185   29,496   29,235   29,208    29,525
                         ======== ======== ======== ======== =========

Reconciliation of Non-
 GAAP Financial Measures
 to GAAP:
Operating income before
 management fee          $21,401  $10,696  $21,246  $30,781   $84,124
Deduct: management fee     3,367    1,760    3,026    4,537    12,690
                         -------- -------- -------- -------- ---------
Operating income         $18,034   $8,936  $18,220  $26,244   $71,434
                         -------- -------- -------- -------- ---------
Operating margin before
 management fee             36.1%    17.3%    36.6%    37.3%     32.2%
                         -------- -------- -------- -------- ---------
Operating margin after
 Management fee             30.4%    14.5%    31.4%    31.8%     27.3%
                         -------- -------- -------- -------- ---------


    * As restated for the change in accounting method to recognize management fee revenues on closed-end preferred shares and incentive fee revenues on investment partnerships at the end of the measurement period, effective January 1, 2006.



Table V
                         GAMCO INVESTORS, INC
   UNAUDITED QUARTERLY CONSOLIDATED CONDENSED STATEMENTS OF INCOME
            (dollars in thousands, except per share data)


                                      2005 (As Reported)*
                         ---------------------------------------------
                           1st      2nd      3rd      4th
                         Quarter  Quarter  Quarter  Quarter    Total
                         -------- -------- -------- -------- ---------
Income Statement Data:

Revenues                 $61,531  $59,841  $66,234  $64,757  $252,363

Expenses                  39,122   37,888   40,141   37,264   154,415
                         -------- -------- -------- -------- ---------

Operating income before
 management fee           22,409   21,953   26,093   27,493    97,948


Investment income          4,067    4,544   12,153    8,631    29,395
Interest expense          (3,929)  (3,275)  (3,298)  (3,280)  (13,782)
                         -------- -------- -------- -------- ---------
Other income (expense),
 net                         138    1,269    8,855    5,351    15,613
                         -------- -------- -------- -------- ---------

Income before management
 fee, income taxes and
 minority interest        22,547   23,222   34,948   32,844   113,561

Management fee             2,255    2,322    3,495    3,284    11,356
                         -------- -------- -------- -------- ---------

Income before income
 taxes and minority
 interest                 20,292   20,900   31,453   29,560   102,205

Income taxes               7,609    7,838   11,795   11,085    38,327
Minority interest              1      107      210      169       487
                         -------- -------- -------- -------- ---------

Net income               $12,682  $12,955  $19,448  $18,306  $ 63,391
                         ======== ======== ======== ======== =========

Net income per share:
    Basic                $  0.43  $  0.43  $  0.65  $  0.62  $   2.13
                         ======== ======== ======== ======== =========

    Diluted              $  0.42  $  0.43  $  0.64  $  0.61  $   2.09
                         ======== ======== ======== ======== =========

Weighted average shares
 outstanding:
    Basic                 29,560   30,079   29,935   29,643    29,805
                         ======== ======== ======== ======== =========

    Diluted               31,684   31,211   31,079   30,652    31,155
                         ======== ======== ======== ======== =========

Reconciliation of Non-
 GAAP Financial Measures
 to GAAP:
Operating income before
 management fee          $22,409  $21,953  $26,093  $27,493  $ 97,948
Deduct: management fee     2,255    2,322    3,495    3,284    11,356
                         -------- -------- -------- -------- ---------
Operating income         $20,154  $19,631  $22,598  $24,209  $ 86,592
                         -------- -------- -------- -------- ---------
Operating margin before
 management fee             36.4%    36.7%    39.4%    42.5%     38.8%
                         -------- -------- -------- -------- ---------
Operating margin after
 Management fee             32.8%    32.8%    34.1%    37.4%     34.3%
                         -------- -------- -------- -------- ---------

                                   2006 (As Reported)*
                           -----------------------------------
                                  1st               2nd
                                Quarter           Quarter
                           ----------------- -----------------
Income Statement Data:

Revenues                   $         60,575  $         62,797

Expenses                             40,115            51,666
                           ----------------- -----------------

Operating income before
 management fee                      20,460            11,131


Investment income                    29,498            10,355
Interest expense                     (3,875)           (3,394)
                           ----------------- -----------------
Other income (expense),
 net                                 25,623             6,961
                           ----------------- -----------------

Income before management
 fee, income taxes and
 minority interest                   46,083            18,092

Management fee                        3,478             1,804
                           ----------------- -----------------

Income before income
 taxes and minority
 interest                            42,605            16,288

Income taxes                         15,977             7,308
Minority interest                     7,350               108
                           ----------------- -----------------

Net income                 $         19,278  $          8,872
                           ================= =================

Net income per share:
    Basic                  $           0.66  $           0.31
                           ================= =================

    Diluted                $           0.65  $           0.31
                           ================= =================

Weighted average shares
 outstanding:
    Basic                            29,180            28,507
                           ================= =================

    Diluted                          30,185            29,496
                           ================= =================

Reconciliation of Non-
 GAAP Financial Measures
 to GAAP:
Operating income before
 management fee            $         20,460  $         11,131
Deduct: management fee                3,478             1,804
                           ----------------- -----------------
Operating income           $         16,982  $          9,327
                           ----------------- -----------------
Operating margin before
 management fee                        33.8%             17.7%
                           ----------------- -----------------
Operating margin after
 Management fee                        28.0%             14.9%
                           ----------------- -----------------


    * As originally reported during the year ended December 31, 2005 and quarters ended March 31, 2006 and June 30, 2006.



Table VI
                         GAMCO INVESTORS, INC
       CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
                             (thousands)

                                             December 31, December 31,
                                             2005 (a)(c)    2006 (b)
                                             ------------ ------------
ASSETS

Cash and cash equivalents                    $   170,659  $   130,688
Investments                                      493,187      565,351
Receivables                                       45,198       89,771
Other assets                                      11,888       12,247
                                             ------------ ------------

Total assets                                 $   720,932  $   798,057
                                             ============ ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Compensation payable                         $    27,820  $    38,826
Income taxes payable                              10,097       12,203
Accrued expenses and other liabilities            20,485       46,248
                                             ------------ ------------
Total operating liabilities                       58,402       97,277
5.5% Senior notes (due May 15, 2013)             100,000      100,000
6% Convertible note (conversion price, $53
 per share; note due August 14, 2011)             50,000       49,504
5.22% Senior notes (due February 17, 2007)        82,308       82,308
                                             ------------ ------------
Total liabilities                                290,710      329,089

Minority interest                                  6,147       20,919

Stockholders' equity                             424,075      448,049
                                             ------------ ------------

Total liabilities and stockholders' equity   $   720,932  $   798,057
                                             ============ ============


    (a) As restated for the change in accounting method to recognize management fee revenues on closed-end preferred shares and incentive fee revenues on investment partnerships at the end of the measurement period, effective January 1, 2006.

    (b) December 31, 2006 balance sheet includes $17.1 million in assets, $2.8 million in liabilities and $14.3 million in minority interest that pertain to investment partnerships and offshore funds in which we have a direct or indirect controlling financial interest. These entities have been consolidated and will be consolidated in future periods as long as we continue to maintain a direct or indirect controlling financial interest.

    (c) Convertible note was 5% with a conversion price of $52 per share.



    CONTACT: GAMCO Investors, Inc.
             Douglas R. Jamieson, 914-921-5020
             President & Chief Operating Officer
             or
             John C. Ferrara, 914-921-5147
             Interim Chief Financial Officer
             www.gabelli.com